STOCK PURCHASE AGREEMENT



      STOCK PURCHASE AGREEMENT entered into as of the 30th day of December 2005, by and between Ocean West Holding Corporation., a Delaware corporation with offices at 26 Executive Park, Suite 250, Irvine, CA 92614 ("Seller") and Container/ITW, Inc., a Delaware corporation with offices at 885 Tenth Avenue, Suite 4B, New York, NY 10019 (the "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, Seller owns 100% of the issued and outstanding shares of capital stock (the "Purchased Shares") of Ocean West Enterprises, Inc., a California corporation (the "Corporation").

      WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Purchased Shares; NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1)    Stock Purchase.

      1.1. Purchase. For $1.00, receipt of which is hereby acknowledged (the "Purchase Price") Seller hereby sells to Buyer and Buyer acquires the Purchased Shares.

      1.2. Closing. Simultaneously with the execution of this Agreement, Seller has sold and transferred to the Buyer, and Buyer has purchased from Seller, the Purchased Shares, free and clear of all liens and encumbrances of any kind whatsoever evidenced by delivery of a certificate or certification representing the Purchased Shares duly endorsed for transfer.

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2)    Assets and Liabilities of the Corporation.

      Buyer acknowledges that:

      (i) it is acquiring the Corporation with an existing mortgage brokerage business subject to all liabilities and obligations of such business as reflected on the Financial Statements of the Corporation as of March 31, 2005 which are included in the Seller's Form 10-QSB for March 31, 2005;

      (ii) it is aware that the Corporation has heretofore assumed all liabilities and obligations of Seller and agreed to indemnify and hold harmless the Seller for same, including, but not limited to, those of the Corporation pursuant to the Assignment and Assumption of Liabilities Agreement dated as of May 23, 2005, a copy of which is annexed hereto as
      Exhibit 1;

      (iii) It is aware that the Seller has not operated the business of the Corporation since the Closing of the Securities Exchange Agreement on June 6, 2005 and has no knowledge of any liabilities or obligations of the Corporation since May 23, 2005, other then as set forth in subparagraph
      (iv) below.

      (iv) it is aware that Pioneer Credit Recovery, Inc. has asserted certain alleged liabilities against the Corporation on behalf of the Department of Housing and Urban Development ("HUD") of the U. S. Government aggregating at least $151,980 and the Seller has been advised that HUD and/or other government agencies may be owed an additional $470,000, or approximately $622,000 in the aggregate (the "Liabilities") and that the Liabilities have been assumed by the Corporation and Consumer Direct of America, Inc. a business affiliate of the Corporation, and former majority shareholder of the Seller, both of whom have agreed to indemnify and hold harmless the Seller from all liabilities, and that Seller makes no representations or warranties whatsoever as to the collectability under or enforceability of such assumption and indemnities; and

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      (v) The Securities Exchange Agreement and Plan of Reorganization dated as of April 14, 2005, required the Company to either spin-off or otherwise dispose of the Corporation, which is being effected pursuant to this Agreement. However, because the Seller announced that it had declared a divided to the Shareholders of record as of May 23, 2005, prior to the completion of the merger with InfoByPhone, the Buyer hereby indemnifies the Seller and shall hold it harmless from all liabilities and obligations to Seller's Shareholders for Seller's decision to not spin-off the Corporation to Seller's Shareholders.

3)    Representations and Warranties of Seller.

      Seller hereby represents and warrants to Buyer that:

      i) as of the date hereof, it owns of record and beneficially the Purchased Shares, free and clear of all liens and encumbrances of any kind whatsoever;

      ii) it has the full right, power, legal capacity and authority to enter into this Agreement and to perform his obligations hereunder;

      iii) this Agreement has been duly executed and delivered by Seller and constitutes its valid and legally binding agreement and obligation; and

      (iv) the Purchased Shares are fully paid and non-assessable.

4)    Representations and Warranties of Buyer.

      Buyer hereby represents and warrants to Seller that:

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      i) it has the full right, power, legal capacity and authority to enter into this Agreement and perform his obligations hereunder;

      ii) this Agreement has been duly executed and delivered by Buyer and constitutes its valid and legally binding Agreement and obligation;

      iii) it is acquiring the Purchased Shares for investment purposes only and acknowledges that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws, and may not be transferred, sold or otherwise disposed of except if an effective registration statement is then in effect or pursuant to an exemption from registration under said Act;

      iv) it is fully familiar with the financial condition of the Corporation and has had an adequate opportunity to ask and have answered questions regarding the financial and business condition of the Corporation and accepts the corporation "as is" "where is" with no rights of indemnification or rights for claims of against Seller on any basis whatsoever.

5.    Survival of Representations and Warranties.

      The representations, warranties and agreements set forth in Sections 3 and 4 hereof shall survive the execution and delivery of this agreement and the sale and purchase of the Purchased Shares.

6.    Notices.

      All notices, requests, demands and other communications which are required or may be given under this agreement, shall be in writing, and shall be deemed delivered (i) if sent by personal delivery, on the date of delivery if delivered prior to 5:00 P.M., and on the next business day if delivered after 5:00 P.M.,
(ii) if sent by facsimile, on the date on which receipt thereof is confirmed by the recipient or a representative thereof, to the addresses and facsimile numbers as follows:

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                  If to Seller:       At the address first set forth above.

                  with a copy to:     Robinson & Cole LLP
                                      885 Third Avenue, Suite 2800
                                      New York, NY 10022
                                      Attn: Elliot H. Lutzker
                                      Facsimile: (212) 451-2999

                  If to Buyer:        At the address first set forth above.

                  with a copy to:     Joseph Albanese, Esq.




7.    Complete Agreement.

      This agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, whether written or oral. The representations, warranties and covenants and agreements set forth in this agreement constitute all of the representations, warranties, covenants and agreements among the parties hereto and upon which the parties have relied. No change, modification, addition or termination of this agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

8.    Assignment.

      This agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, successors and assigns; provided, however, that neither party may assign this agreement without the written consent of the other party. Nothing in this agreement is intended to confer upon any person, other than the parties and their heirs, successors and assigns, any rights or remedies under or by reason of this agreement.


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9.    No Waiver.

      No waiver of any of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, whether of similar or different nature, unless expressly so stated in writing.

10.   Captions.

      The headings or captions under the sections of this agreement are for convenience and reference only, and do not form a part hereof, and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this agreement.

11.   Governing Law.

      This agreement is intended to be governed by, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to conflicts of law principles.















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      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, as of the day and year first above written.



                                            OCEAN WEST HOLDING CORPORATION



                                            By: /s/ Darryl Cohen
                                                ----------------------------
                                                    Darryl Cohen, CEO




                                            CONTAINER/ITW,INC.



                                            By: /s/ Joseph P. Albanese
                                                ----------------------------
                                                    Joseph P. Albanese, CEO